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                                                               EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 2001, relating to the consolidated financial statements, which appears in SonicWALL's annual report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 19, 2001 relating to the financial statement schedule which appears in such annual report on Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California

February 26, 2001